                                                                  EXHIBIT (a)(9)

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                              ARTICLES OF AMENDMENT

     American Century  Quantitative  Equity Funds, Inc., a Maryland  corporation registered as an open-end  management  investment  company under the  Investment
Company Act of 1940,  as amended (the  "Corporation"),  hereby  certifies to the
State Department of Assessments and Taxation of Maryland that:

     FIRST:  The charter (the "Charter") of the Corporation is hereby amended to change the name of a class of common stock as set forth below:

      SERIES                      OLD NAME OF CLASS         NEW NAME OF CLASS
Disciplined Growth Fund             Advisor Class                A Class
Equity Growth Fund                  Advisor Class                A Class
Global Gold Fund                    Advisor Class                A Class
Income & Growth Fund                Advisor Class                A Class

     SECOND:  The amendment to the Charter as set forth above was approved by at least a majority of the entire  Board of Directors  of the  Corporation  and was limited  to a change  expressly  authorized  by  Section  2-605 of the  Maryland
General Corporation Law without action by the stockholders.

     THIRD:  These Articles of Amendment shall become effective at 12:01 a.m. on
September 4, 2007.

     FOURTH:   The   undersigned   Senior  Vice  President  of  the  Corporation
acknowledges  these  Articles  of  Amendment  to be  the  corporate  act  of the
Corporation  and, as to all matters or facts required to be verified under oath, the  undersigned  Senior Vice  President  acknowledges  that, to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior  Vice  President  and attested by its Assistant Secretary this 29th day of August, 2007.

ATTEST:                              AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

/s/ Otis H. Cowan                    By:  /s/ Charles A. Etherington
---------------------------------         -------------------------------------
Otis H. Cowan                             Charles A. Etherington
Assistant Secretary                       Senior Vice President